                                                                 Exhibit 10.1
[Director Form as of 7/10/08]
[Text that appears in brackets should be added to the agreement as appropriate.]

THERMO FISHER SCIENTIFIC INC.

NONSTATUTORY STOCK OPTION AGREEMENT

Granted Under

[NAME OF EQUITY INCENTIVE PLAN]

1.         Grant of Option.

This agreement evidences the grant by Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), on [        ], 200[ ] (the “Grant Date”) to [        ] (the “Participant”), a director of the Company, of an Option to purchase, in whole or in part, on the terms provided herein and in the Company’s [Name of Equity Incentive Plan] (the “Plan”), a total of [        ] shares (the “Shares”) of common stock, $1.00 par value per share, of the Company (“Common Stock”) at $[        ] per Share.  Unless earlier terminated, this Option shall expire at 5:00 p.m., Eastern time, on [        ] (the “Final Exercise Date”).

It is intended that the Option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Code.  Except as otherwise indicated by the context, the term “Participant”, as used in this Option, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.  Capitalized terms used in this Agreement and not otherwise defined shall have the same meaning as in the Plan.

2.     Vesting Schedule.  Except as otherwise provided in paragraphs (d) and (e) of Section 3 below and the Plan, this Option will become exercisable (“vest”) as to ____.  [The vesting of this Option shall be in accordance with the provision of the Plan.  In the event of this Option vests based solely on the passage of time, insert the following in the blank above:  "[   ]% of the original number of Shares on the [____] anniversary of the Grant Date and as to an additional [   ] % of the original number of Shares at the end of [each] anniversary of the Grant Date following the first anniversary of the Grant Date until the [____] anniversary of the Grant Date"] The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this Option under Section 3 hereof.

3.     Exercise of Option.

(a)      Form of Exercise.  Each election to exercise this Option shall be in accordance with such procedures as the Company may establish from time to time.

(b)          Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this Option may not be exercised unless the Participant, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, a director of the Company or any other entity the directors of which are eligible to receive Option grants under the Plan (an “Eligible Participant”).

(c)          Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this Option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the date of such cessation.

(d)          Death or Disability.  If the Participant dies or becomes disabled prior to the Final Exercise Date while he or she is an Eligible Participant, this Option shall vest and become 100% exercisable upon the date of such death or disability and the right to exercise this Option shall terminate one year following such date (but in no event after the Final Exercise Date).

(e)          Change in Control Event.   If the Participant’s service is terminated by the Company within 18 months following a Change in Control Event, this Option shall vest and become 100% exercisable upon the date of such termination of service and the right to exercise this Option shall terminate one year following such date (but in no event after the Final Exercise Date).

4.             Nontransferability of Option.  This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant.  Notwithstanding the foregoing, the Company consents to the gratuitous transfer of this Option by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof; provided that with respect to such proposed transferee the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Option under the Securities Act of 1933, as amended; and provided further that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

5.             Provisions of the Plan.  This Option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Option.

6.             Governing Law.  This Option shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

           IN WITNESS WHEREOF, the Company has caused this Option to be executed under its corporate seal by its duly authorized officer.  This Option shall take effect as a sealed instrument.

THERMO FISHER SCIENTIFIC INC.
Dated: ___________________	By: ____________________________________
	Name:	__________________________
	Title:	____________________________